Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to reference to our firm under the caption “Experts” and to the use of our report dated February 13, 2004, except for Note 2 as to which the date is February 29, 2004, with respect to the December 31, 2003 financial statements of IBERIABANK Corporation, incorporated by reference in the proxy statement/prospectus that is made a part of IBERIABANK Corporation’s Registration Statement on Form S-4 for the registration of shares of its common stock.

/s/ Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana
December 14, 2004